Exhibit 5.2

Li-Cycle Holdings Corp. 207 Queens Way West, Suite 590 Toronto, Ontario M5J 1A7

January 16, 2025

Ladies and Gentlemen:

Li-Cycle Holdings Corp., an Ontario corporation (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (File No. 333-278010) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) (i) 5,000,000 units (the “Units”), each consisting of (a) one common share, without par value, of the Company (each, a “Common Share”), (b) one eight-month warrant to purchase one Common Share (the “Series A Warrants”) and (c) one five-year warrant to purchase one Common Share (the “Series B Warrants”); (ii) 10,000,000 pre-funded units (the “Pre-Funded Units”), each consisting of (a) one pre-funded warrant to purchase one Common Share (the “Pre-Funded Warrants”), (b) one Series A Warrant and (c) one Series B Warrant; and (iii) up to an additional 2,250,000 Common Shares, up to 2,250,000 Series A Warrants and/or up to 2,250,000 Series B Warrants for which the Underwriter (as defined below) has been granted an option to purchase additional securities (together, the “Offering”), pursuant to the Underwriting Agreement dated January 15, 2025 (the “Underwriting Agreement”) between the Company and Aegis Capital Corp. (the “Underwriter”).

This opinion is confined to the law of the State of New York. Accordingly, we express no opinion herein with regard to any other laws. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We do not undertake to advise you of changes in law or facts that may come to our attention after the date of this letter.

In rendering the opinions expressed below, we have examined:

(i)	the Warrant Agency Agreement, dated as of January 16, 2025, between the Company and Continental Stock Transfer & Trust Company, LLC (the “Warrant Agreement”);

(ii)	the form of Series A Warrant (the “Form of Series A Warrant”);

(iii)	the form of Series B Warrant (the “Form of Series B Warrant”); and

(iv)	the form of Pre-Funded Warrant (the “Form of Pre-Funded Warrant” and, together with the Form of Series A Warrant and the Form of Series B Warrant, the “Warrants”).

In addition, we have examined and have relied as to matters of fact upon such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions expressed below.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

In rendering the opinions set forth herein, we have assumed further that (a) the Company is validly existing and in good standing under the law of the jurisdiction in which it has been organized and has full power and authority to conduct its business as described in the Registration Statement, (b) the Company has duly authorized, executed and delivered the Warrant Agreement and each of the Warrants in accordance with its organizational documents and under the laws of the jurisdiction in which it was organized, (c) the execution, delivery and performance by the Company of the Warrant Agreement and each of the Warrants does not violate the laws of the jurisdiction in which the Company was organized or the law of any other jurisdiction (except that no assumption is made with respect to the federal law of the United States or the law of the State of New York), (d) the execution, delivery and performance by the Company of the Warrant Agreement and each of the Warrants does not constitute a breach or violation of the Company’s organizational documents or any agreement or instrument to which the Company is a party or which is binding upon it, and (e) each of the Warrant Agreement and each Warrant is a valid, legally binding and enforceable agreement of each party thereto (other than with respect to the Company).

Based upon and subject to the foregoing, and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed relevant and necessary as a basis for the opinions expressed below, we are of the opinion that the Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

To the extent that Canadian law may be relevant, our opinion is subject to the effect of such laws including the matters contained in the opinion of McCarthy Tétrault LLP. We express no views in this opinion on the validity of the matters set forth in such opinion.

Our opinions expressed above are subject to (A) (1) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally, and (2) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and (B) limitations on the right to indemnity and contribution under applicable law and public policy. In addition, we express no opinion as to the validity, legally binding effect or enforceability of any waiver of immunity, any waiver of a right to trial by jury or any provisions relating to partial unenforceability.

In addition, the opinions set forth above are subject to the following qualifications:

(A)	We express no opinion as to the validity, binding effect or enforceability of any provision of the Warrants:

(i)

related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any provision is to be determined by any court other than a court of the State of New York, or (b) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the law and choice of law principles of the State of New York;

(ii)

specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement; and

(iii)	purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.

(B)

The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of state or foreign securities or Blue Sky laws or any rules or regulations thereunder.

(C)

We express no opinion as to the submission to the jurisdiction of United States federal courts insofar as it relates to the subject matter jurisdiction of any United States federal court sitting in the Borough of Manhattan, The City of New York, to adjudicate any controversy related to the Warrants or any document related to the Warrants. In connection with provisions which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR §510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. §1404(a) a U.S. district court has discretion to transfer an action from one U.S. federal court to another, and we also note that a New York State court and a U.S. federal court may dismiss an action on the ground that such court is an improper venue or inconvenient forum.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus supplement relating to the Offering, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Freshfields US LLP